UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2007

Commission File Number: 000 - 28305

SYNGAS INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	91 - 1880015
(State or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation)

78 Belleville Avenue, Spruce Grove, Alberta, Canada T7A 1H8
(Address of principal executive offices)

(780) 914-0028

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 16, 2007, Margaret Hunt, a Director and the Secretary and Treasurer of Syngas International Corp. (the “Company”), submitted her resignation notice to the Company, effective immediately. The resignation was not motivated by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Hunt has resigned both as an officer and a director of the Company.

On April 16, 2007, the Company’s Board of Directors appointed Mr. Steve Eilers as a Director and to serve as Secretary and Treasurer of the Company. There are no understandings or arrangements between Mr. Eilers or any other person pursuant to which Mr. Eilers was selected as an executive officer. Mr. Eilers has been a Director and the Chief Executive Officer of GMS Energy, Inc. since February 1995. Mr. Eilers has been involved in Accounting/Financial Reporting for corporations for the last 25 years. Mr. Eilers dose not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2007	SYNGAS INTERNATIONAL CORP.
(Issuer)

By:	/s/ Wilf Ouellette
Wilf Ouellette, Director, President,
Chief Executive Officer,
Chief Financial Officer